Exhibit 10.2

AMENDMENT TO SERIES J-A WARRANT TO PURCHASE SHARES OF

COMMON STOCK NUMBER W-JA-07-1

This Amendment to Series J-A Warrant to Purchase Shares of Common Stock Number W-JA-07-1 (the “Series J-A Warrant Amendment”) is entered into as of the Effective Date (as defined below), by and between NovaRay Medical, Inc., a Delaware corporation (the “Issuer”) and Vision Opportunity Master Fund (“Vision”). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in that certain Series J-A Warrant to Purchase Shares of Common Stock Number W-JA-07-1 issued as of December 27, 2007 (the “Series J-A Warrant”).

RECITALS

WHEREAS, pursuant to the Letter Agreement dated as of August 29, 2008 (the “Letter Agreement”), Vision agrees to exercise the Series J Warrant (as defined therein) as amended by the Series J Warrant Amendment (as defined therein) as to at least 1,872,660 shares of the Issuer’s Series A Convertible Preferred Stock on or prior to September 8, 2008 such that Issuer receives proceeds of at least $5,000,002.20;

WHEREAS, the Issuer and Vision desire to amend the Series J-A Warrant to provide an initial maximum number of shares exerciseable under the Series J-A Warrant to 1,248,440 shares of the Issuer’s Common Stock and to decrease the Warrant Price as defined therein to $4.25 and to increase such initial maximum number of shares exerciseable under the Series J-A Warrant by 1,872,660 shares of the Issuer’s Common Stock and to decrease the Warrant Price for such shares to $5.00 subject to both the exercise by Vision of the Series J Warrant as amended by the Series J Warrant Amendment as to at least 1,872,660 shares of the Issuer’s Series A Convertible Preferred Stock and receipt by Issuer of proceeds of at least $5,000,002.20 on or prior to September 8, 2008;

NOW, THEREFORE, in compliance with Section 10 of the Series J-A Warrant and in consideration of the mutual promises and covenants set forth herein and in the Series J-A Warrant, the Company and Vision hereby agree as follows:

1.	Vision represents that it has not transferred or assigned the Series J-A Warrant or any part thereof to any third party.

2.	The first paragraph of the Series J-A Warrant is hereby amended to read in its entirety:

“FOR VALUE RECEIVED, the undersigned, NOVARAY MEDICAL, INC., a Delaware corporation (together with its successors and assigns, the “Issuer”), hereby certifies that Vision Opportunity Master Fund, Ltd. (“Vision”) or its registered assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to that number of shares of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer determined by dividing the number of shares of Preferred Stock issued upon exercise of the Series J Warrant (as defined in the Purchase Agreement) by the Holder divided by (3), rounded down to the nearest whole share, up to an initial maximum of one million two hundred forty-eight thousand four hundred forty (1,248,440) shares (but subject to adjustment as hereinafter provided) (the “Initial Exercise Shares”), at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Subject to both the exercise by Vision of the Series J Warrant as to at least 1,872,660 shares of the Issuer’s Series A Convertible Preferred Stock and receipt by Issuer of proceeds of at least $5,000,002.20 on or prior to September 8, 2008, Vision or its registered assigns shall be entitled to subscribe for and purchase, during the Term up to an additional nine hundred thirty-six thousand three hundred thirty (936,330) shares of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer (but subject to adjustment as hereinafter provided) (the “September 2008 Exercise Shares”), at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Subject to both the exercise by Vision of the Series J Warrant of the difference between such initial exercise and 3,745,320 shares of the Issuer’s Series A Convertible Preferred Stock and receipt by Issuer of proceeds of at least $10,000,004.40 (inclusive of all amounts received after August 29, 2008) on or prior to November 1, 2008, Vision or its registered assigns shall be entitled to subscribe for and purchase, during the Term up to an additional nine hundred thirty-six thousand three hundred thirty (936,330) shares of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer (but subject to adjustment as hereinafter provided) (the “November 2008 Exercise Shares”), at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 8 hereof.”

3.	Section 1 of the Series J-A Warrant is hereby amended to read in its entirety:

“Term. The term of this Warrant shall commence on the date of exercise of the Series J Warrant (as defined in the Purchase Agreement) by the Holder (the “Series J Exercise Date”) and , with respect to the Initial Exercise Shares, shall expire at 6:00 p.m., Eastern Time, on the fifth anniversary of the Series J Exercise Date and with respect to the September 2008 Exercise Shares shall expire at 6:00 p.m., Eastern Time, on September 8, 2013 and with respect to the November 2008 Exercise Shares shall expire at 6:00 p.m., Eastern Time, on November 1, 2013 (such respective period being the “Term”); provided, however, that in the event that the Series J Warrant is not exercised on or prior to September 8, 2008 in accordance with its terms, this Warrant and all obligations hereunder shall terminate immediately and be of no further force or effect.”

4.	The definition of “Warrant Price” in Section 8 of the Series J-A Warrant is hereby amended to read in its entirety:

“initially means $4.25 with respect to the Initial Exercise Shares and $5.00 with respect to the September 2008 Exercise Shares and November 2008 Exercise Shares, as such prices may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto”

5.	The term “Effective Date” herein shall be as defined in the Letter Agreement.

6.	The Issuer and Vision hereby acknowledge and consent to the foregoing amendments to the Series J-A Warrant as set forth herein.

7.	The Issuer and Vision hereby waive Section 10 of the Series J-A Warrant with respect to this Series J-A Warrant Amendment and the transactions contemplated herein. The Issuer and Vision further waive any necessity of offering same consideration to all holders of the Warrants pursuant to Section 10 of the Series J-A Warrant.

8.	Except as amended herein, all other terms and provisions of the Series J-A Warrant shall remain in full force and effect.

9.	This Series J-A Warrant Amendment shall be effective upon its execution by the Company and Vision.

10.	This Series J-A Warrant Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were the original thereof.

IN WITNESS WHEREOF, the parties have caused this Series J-A Warrant Amendment to be duly executed and delivered by the proper and duly authorized officers as of the day and year first written above.

COMPANY:

NOVARAY MEDICAL, INC.

By:	/s/ Jack Price
Name:	Jack Price
Title:	Chief Executive Officer

VISION:

VISION OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Adam Benowitz
Name:	Adam Benowitz
Title:	Director